Exhibit 10.2

Execution Version

JOINDER AGREEMENT AND AMENDMENT NO. 8

JOINDER AGREEMENT AND AMENDMENT NO. 8, dated as of September 17, 2024 (this “Agreement”), by and among CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the “Incremental Lender”), Phoenix Guarantor Inc., a Delaware corporation (the “Borrower”), Phoenix Intermediate Holdings Inc. (“Holdings”), each 2020 Additional Revolving Credit Lender (as defined in the Credit Agreement (as defined below)), each 2020 Letter of Credit Issuer (as defined in the Credit Agreement), and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 5, 2019 (as amended by the Technical Amendment, dated May 13, 2019, as supplemented by the Joinder Agreement, dated as of September 30, 2019, as amended by Amendment No. 1, dated as of January 30, 2020, as amended by Joinder Agreement and Amendment No. 2, dated as of June 30, 2020, as amended by Joinder Agreement and Amendment No. 3, dated as of October 7, 2020, as amended by Amendment No. 4, dated as of April 8, 2021, as amended by Joinder Agreement and Amendment No. 5, dated as of April 16, 2021, as amended by Joinder Agreement and Amendment No. 6, dated as of June 30, 2023, as amended by Joinder Agreement and Amendment No. 7, dated as of February 21, 2024 and as otherwise may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the several lenders from time to time parties thereto, the Letter of Credit Issuers from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with Incremental Revolving Loan Lenders;

WHEREAS, the Borrower has notified the Administrative Agent, the 2020 Additional Revolving Credit Lenders and the 2020 Letter of Credit Issuers that it is requesting pursuant to Section 2.14 and Section 13.1 of the Credit Agreement, (i) the establishment of Incremental Revolving Credit Commitments in the form of 2020 Letter of Credit Commitments in an aggregate principal amount equal to $10,000,000 and (ii) the Credit Agreement be amended as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.
THE INCREMENTAL REVOLVING CREDIT COMMITMENTS

The Incremental Lender hereby agrees to commit to provide its Incremental Revolving Credit Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below. The aggregate principal amount of the Incremental Revolving Credit Commitments is $10,000,000. The aggregate amount of 2020 Letter of Credit Commitments after giving effect to this Agreement is $65,000,000.

The Incremental Lender hereby agrees to make its Incremental Revolving Credit Commitment on the following terms and conditions:

1.
Terms Generally. For all purposes under the Credit Agreement and the other Credit Documents (including this Agreement), the Incremental Revolving Credit Commitments and the related letters of credit issued thereunder shall have the same terms as, and be treated as, the 2020 Letter of Credit Commitments and the 2020 Letters of Credit, as applicable.
2.
Incremental Lender. The Incremental Lender acknowledges and agrees that upon its execution of this Agreement and providing of Incremental Revolving Credit Commitments, that such Incremental Lender shall become an “Incremental Revolving Loan Lender” and shall continue to be a “2020 Additional Revolving Credit Lender”, a
“Lender” and a “2020 Letter of Credit Issuer” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of an Incremental Revolving Loan Lender, a 2020 Additional Revolving Credit Lender, a Lender and a 2020 Letter of Credit Issuer thereunder.
3.
Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Revolving Credit Commitments shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.
4.
Consents. The Administrative Agent hereby consents to the Incremental Lender.
ARTICLE II.
AMENDMENT TO CREDIT AGREEMENT

Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 of Article III, the Credit Agreement is hereby amended as follows:

1.
Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by adding the following defined term in its proper alphabetical order:

““2024 Incremental Joinder Effective Date” shall mean September 17, 2024, the first Business Day on which all conditions precedent set forth in Section 3 of Article III of that certain Joinder Agreement and Amendment No. 8, dated as of September 17, 2024, by and among the Incremental Lender (as defined therein), Holdings, the Borrower, each 2020 Additional Revolving Credit Lender, each 2020 Letter of Credit Issuer, and the Administrative Agent, are satisfied.””

2.
Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by amending and restating the definition of “2020 Letter of Credit Applicable Margin” in its entirety to read as follows:

““2020 Letter of Credit Applicable Margin” shall mean (i) prior to the Amendment No. 7 Effective Date, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

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Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	2020 Letter of Credit Applicable Margin	2020 Letter of Credit Commitment Fee
I	> 4.00:1.00	3.75%	0.50%
II	< 4.00:1.00 but > 3.50	3.50%	0.37%
III	< 3.50:1.00	3.25%	0.25%

(ii) from and after the Amendment No. 7 Effective Date and prior to the 2024 Incremental Joinder Effective Date, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	2020 Letter of Credit Applicable Margin	2020 Letter of Credit Commitment Fee
I	> 4.00:1.00	3.25%	0.50%
II	< 4.00:1.00 but > 3.50	3.00%	0.37%
III	< 3.50:1.00	2.75%	0.25%

(iii) from and after the 2024 Incremental Joinder Effective Date, the percentages per annum set forth in the table below based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	2020 Letter of Credit Applicable Margin	2020 Letter of Credit Commitment Fee
I	> 4.00:1.00	2.75%	0.50%
II	< 4.00:1.00	2.50%	0.25%

Any increase or decrease in the 2020 Letter of Credit Applicable Margin resulting from a change in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received

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interest or fees for any period based on a 2020 Letter of Credit Applicable Margin that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the 2020 Letter of Credit Applicable Margin for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non‑payment until the expiration of such five Business Day period. In addition, at the option of the Required 2020 Additional Revolving Credit Lenders, at any time during which the Borrower shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be in Pricing Level I for the purposes of determining the 2020 Letter of Credit Applicable Margin (but only for so long as such failure continues, after which such ratio and Pricing Level and shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).””

ARTICLE III.
OTHER TERMS OF THIS AGREEMENT
1.
Representations and Warranties. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. The execution, delivery and performance by the Borrower of this Agreement is within the Borrower’s corporate powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) except as would not reasonably be expected to result in a Material Adverse Effect, contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any Contractual Requirement) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of the Borrower or any of the Restricted Subsidiaries.
2.
Borrowers Certifications. By its execution of this Agreement, the undersigned officer of the Borrower, to the best of his or her knowledge, hereby certifies, solely in his or her

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capacity as an officer of the Borrower, and not in his or her individual capacity, that (the “Borrower Certifications”):
(a)
no Event of Default exists on the date hereof before and after giving effect to the Incremental Revolving Credit Commitments contemplated hereby;
(b)
all representations and warranties made by any Credit Party contained herein or in the other Credit Documents are true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Effective Date after giving effect to this Agreement (except where such representations and warranties (other than the representations and warranties set forth in Sections 8.17 and 8.19 of the Credit Agreement, each of which shall relate to the Effective Date (instead of the Closing Date)) expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language were and correct in all respects) as of such earlier date); and
(c)
after giving effect to the incurrence of the Incremental Revolving Credit Commitments, the Borrower has not incurred Indebtedness pursuant to Section 2.14 and Section 10.01(x) of the Credit Agreement in excess of the Maximum Incremental Facilities Amount, calculated in accordance with the terms of the Credit Agreement.
3.
Effective Date Conditions. This Agreement will become effective on the date (the “Effective Date”) on which each of the following conditions (the “Effective Date Conditions”) is satisfied:
(a)
The Administrative Agent shall have received from the Borrower, the 2020 Additional Revolving Credit Lender, the 2020 Letter of Credit Issuer and the Incremental Lender a counterpart of this Agreement signed on behalf of such party;
(b)
The Administrative Agent (or its counsel) shall have received a certificate of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, executed by any Authorized Officer and the Secretary or any Assistant Secretary of the Borrower and attaching the documents referred to in clause (c) below;
(c)
The Administrative Agent shall have received, or an Authorized Officer of the Borrower shall certify that the applicable document most recently delivered and certified to the Administrative Agent by the Borrower in an officer’s or secretary’s certificate has not been amended since the date of such officer’s or secretary’s certificate, (i) a copy of the resolutions of the equity holders, board of directors or other managers (or a duly authorized committee thereof), as applicable, of the Borrower authorizing (a) the execution, delivery, and performance of this

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Agreement (and any agreements relating thereto) and (b) the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of the Borrower, (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of the Borrower executing the Credit Documents to which it is a party and (iv) good standing certificates from the Governmental Authorities of the jurisdictions of organization of the Borrower dated the Effective Date or a recent date prior thereto;
(d)
The Borrower shall have paid all fees, reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent) of the Administrative Agent for which invoices have been presented prior to the Effective Date; and
(e)
The Borrower Certifications are true and correct.
4.
Notice. For purposes of the Credit Agreement, the initial notice address of the Incremental Lender shall be as set forth below its signature below.
5.
Recordation of the New Commitments. Upon execution and delivery hereof, the Administrative Agent is authorized to record the Incremental Revolving Credit Commitments provided by the Incremental Lender in the Register.
6.
Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
7.
Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
8.
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
9.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

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10.
Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
11.
Credit Documents. On and after the Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
12.
Reaffirmation. The Borrower, on behalf of itself and each other Credit Party, hereby expressly acknowledges the terms of this Agreement and confirms and reaffirms, as of the date hereof, (i) the prior obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments contained in each Credit Document to which a Credit Party is a party, including, in each case, such obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (ii) each Credit Party’s guarantee of the Obligations (including, without limitation, the Incremental Revolving Credit Commitments and the Incremental Revolving Credit Loans) under each Guarantee, as applicable, (iii) each Credit Party’s prior grant of Liens and security interests on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Incremental Revolving Credit Commitments and the Incremental Revolving Credit Loans) pursuant to the Security Documents and (iv) agrees that after giving effect to this Agreement and the transactions contemplated hereby (A) each Credit Document to which a Credit Party is a party is ratified and affirmed in all respects and shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens and security interests, covenants, agreements and other commitments by any Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Agreement.
13.
Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and

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agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Agreement shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Credit Documents specifically referred to herein.
14.
Administrative Agent. The Incremental Lender authorizes and directs the Administrative Agent to execute, deliver and perform any obligations to be performed by the Administrative Agent under this Agreement and confirms that its obligations to the Administrative Agent under Section 12.7 of the Credit Agreement extend to the actions taken by the Administrative Agent in connection with this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement and Amendment No. 8 as of the date first set forth above.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as the Incremental Lender, 2020 Additional Revolving Credit Lender and 2020 Letter of Credit Issuer

By: /s/ Bruno Pezy
 Name: Bruno Pezy
Title: Managing Director

By: /s/ Amin Issa
 Name: Amin Issa
Title: Director

Address for Notices:

1301 Avenue of the Americas

New York, New York 10019

Attention: Seema Gadwal

Leonard Jacobino

LCadmin

Phone: 212-261-7824

212-261-3324

Email: seema.gadwal@ca-cib.com leonard.jacobino@ca-cib.com cbs.lcadmin@ca-cib.com

[Signature Page to Joinder Agreement and Amendment No. 8]

Consented to by:

MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent

By: /s/ Mark Scioscia
 Name: Mark Scioscia
Title: Authorized Signatory

[Signature Page to Joinder Agreement and Amendment No. 8]

PHOENIX INTERMEDIATE HOLDINGS INC.,
as Holdings

By: /s/ Jim Mattingly
 Name: Jim Mattingly
Title: Chief Financial Officer

PHOENIX GUARANTOR INC.,
as the Borrower

By: /s/ Jim Mattingly
 Name: Jim Mattingly
Title: Chief Financial Officer

[Signature Page to Joinder Agreement and Amendment No. 8]

SCHEDULE A
TO JOINDER AGREEMENT AND AMENDMENT NO. 8

Name of Incremental Lender	Type of Commitment	Commitment Amount
Credit Agricole Corporate and Investment Bank	Incremental Revolving Credit Commitments in the form of additional 2020 Letter of Credit Commitments	$10,000,000
		Total: $10,000,000

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